UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2008

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On August 25, 2008, American States Water Company entered into a Second Amendment to Amended and Restated Credit Agreement dated as of June 3, 2005 among American States Water Company, as Borrower, the Lenders named therein and Wells Fargo Bank, National Association, as Administrative Agent and Lead Arranger The provisions of the Second Amendment are described in Item 2.03.  The  Amended and Restated Credit Agreement , as amended, is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On August 25, 2008, the Company entered into a Second Amendment to the Amended and Restated Credit Agreement in order to increase the aggregate bank commitments from $85,000,000 to $115,000,000.  The Company may, under the terms of the Second Amendment, elect to increase the aggregate bank commitments by up to an additional $15,000,000.

Item 9.01.	Financial Statements and Exhibits

The following document is filed as an Exhibit to this report:

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement dated as of June 3, 2005 among American States
Water Company, as Borrower, the Lenders named therein and Wells Fargo Bank, National
Association, as Administrative Agent and Lead Arranger, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: August 28, 2008	/s/ Robert J. Sprowls
Robert J. Sprowls
Executive Vice President - Finance, Chief Financial Officer, Treasurer and Corporate Secretary